As filed with the Securities and Exchange Commission on March 27, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Caterpillar Financial Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	37-1105865
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2120 West End Avenue

Nashville, Tennessee 37203-0001
(615) 341-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James M. Rooney
2120 West End Avenue
Nashville, Tennessee 37203-0001

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

James O’Connor Jason Friedhoff Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Caterpillar Financial Services Corporation

Debt Securities

We may, from time to time, sell debt securities in one or more offerings pursuant to this prospectus. The debt securities offered are solely our obligations and are not guaranteed by Caterpillar Inc. The debt securities may consist of debentures, notes or other types of unsecured debt. We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. We urge you to read carefully this prospectus and the applicable prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Investing in the debt securities involves risk. You should consider the risk factors referenced under the heading “ Risk Factors” on page 1 of this prospectus and described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and, if applicable, any risk factors described in the accompanying prospectus supplement or any other documents incorporated by reference in this prospectus before investing in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 27, 2026

We are responsible only for the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference therein and any related free writing prospectus issued or authorized by us. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may give you. You should assume that the information included in this prospectus or any prospectus supplement, or incorporated by reference therein, is accurate as of the date on the front cover of this prospectus or the prospectus supplement or the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

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Risk Factors

Investing in the debt securities to be offered pursuant to this prospectus involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any debt securities that may be offered, please read “Risk Factors” in our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q or any applicable Current Report on Form 8-K and those risk factors that may be included in the applicable prospectus supplement and other information included or incorporated by reference in this prospectus.

About This Prospectus

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, with the Securities and Exchange Commission, or the SEC, using the SEC’s shelf registration process. Under this shelf registration process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer and the general manner in which these securities may be offered. Each time we offer debt securities under this prospectus, we will provide a prospectus supplement that will describe the particular debt securities offering and contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before you make your investment decision.

In this prospectus, unless the context otherwise indicates, the terms “Caterpillar Financial,” “we,” “us” or “our” mean Caterpillar Financial Services Corporation and its wholly-owned subsidiaries, and the term “Caterpillar” means Caterpillar Inc. and its consolidated subsidiaries.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this prospectus or any applicable prospectus supplement, including the documents incorporated by reference herein, may be considered “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.

These statements may relate to future events or our future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. From time to time, we may also provide forward-looking statements in oral presentations to the public or in other materials we issue to the public.

Forward-looking statements give current expectations or forecasts of future events about the company.  You may identify these statements by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “estimates,” “anticipates,” “will,” “should,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” and similar words or phrases. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Our actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors that affect international businesses, such as changes in economic conditions, including but not limited to inflation and disruptions in the global financial and credit markets, and changes in laws, regulations and political stability, as well as factors specific to Caterpillar Financial and the markets we serve, including the market’s acceptance of our products and services, the creditworthiness of our customers, interest rate and currency rate fluctuations, used equipment values and estimated residual values of leased equipment, and other factors discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recently filed Annual Report on Form 10-K, as supplemented in any of our subsequently filed Quarterly Reports on Form 10-Q, and other filings with the SEC that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements.

These statements are only predictions.  Actual events or results may differ materially due to factors that affect international businesses, such as changes in economic conditions, including but not limited to inflation and disruptions in the global financial and credit markets, and changes in laws, regulations and political stability, as well as factors specific to Caterpillar Financial and the markets we serve, including the market’s acceptance of our products and services, the creditworthiness of our customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment.  We operate in a continually changing business environment, and new risk factors emerge from time to time.  We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.  Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, consult any subsequent disclosures we make in our filings with the SEC in our most recently filed Annual Report on Form 10-K, as supplemented in any of our subsequently filed Quarterly Reports on Form 10-Q, and other filings with the SEC that we incorporate by reference in this prospectus.

Caterpillar Financial Services Corporation

We were organized in 1981 in the State of Delaware. We are a wholly-owned finance subsidiary of Caterpillar Inc. A significant portion of our business activity is conducted in North America, and we have additional offices and subsidiaries in Latin America, Asia/Pacific, Europe and Africa.

We have over 40 years of experience providing financing for Caterpillar products and services, contributing to our knowledge of asset values, industry trends, financing structures and customer needs.

We provide retail and wholesale financing alternatives to customers and dealers around the world for Caterpillar products and services, as well as financing for power generation facilities that incorporate Caterpillar products. The various financing plans we offer are designed to support sales of Caterpillar products and services and generate financing income for us. In addition, we purchase short-term wholesale trade receivables from Caterpillar.

Our principal executive office is located at 2120 West End Avenue, Nashville, Tennessee 37203-0001 and our telephone number is (615) 341-1000.

Use of Proceeds

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the debt securities for financing and leasing transactions, customer and dealer loans and other corporate purposes. We expect to incur additional indebtedness in connection with our financing operations. However, the amount, timing and precise nature of that indebtedness have not yet been determined and will depend upon the volume of our business, the availability of credit and general market conditions.

Description of Debt Securities We May Offer

The debt securities will be issued pursuant to an indenture, dated as of March 29, 2023, between us and U.S. Bank Trust National Association, as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Events of Default and Notices.” Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain a copy.

We may issue as many distinct series of debt securities under the indenture as we wish. The indenture does not limit the aggregate principal amount of debt securities which we may issue. This section summarizes all the material terms of the debt securities that are common to all series (unless otherwise indicated in the prospectus supplement relating to a particular series). Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. We describe the meaning for only the more important of those terms. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement.

Our obligations, as well as the obligations of the trustee, run only to persons who are registered as holders of debt securities. Investors who hold debt securities in accounts at banks, brokers, or other financial intermediaries or depositaries will not be recognized by us as registered holders of debt securities. Accordingly, any right that holders may have under the indenture must be exercised through those intermediaries or depositaries.

We may issue the debt securities as “original issue discount securities,” which will be offered and sold at a substantial discount below their stated principal amount. (section 101) The prospectus supplement relating to those original issue discount securities will describe United States federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to those debt securities. The prospectus supplement relating to the debt securities being offered will also describe any special considerations and certain special United States federal tax considerations applicable to those debt securities.

In addition, certain material financial, legal and other terms of the offered debt securities will be described in the prospectus supplement relating to those debt securities. Those terms may vary from the terms described herein. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the offered debt securities described in the prospectus supplement. The prospectus supplement relating to the offered debt securities is attached to the front of this prospectus.

Terms

The prospectus supplement relating to the series of debt securities being offered will provide the following terms:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	whether the offered debt securities may be represented by a debt security in temporary or permanent global form or both, and if so, the depositary with respect to such temporary or permanent global debt security and whether the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the rate or rates per annum at which the offered debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

•	the place or places where principal of (and premium, if any) and interest on or any additional amounts with respect to such offered debt securities will be payable, or where such securities may be surrendered for registration of transfer or exchange;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which and the terms and conditions upon which the offered debt securities may, pursuant to any optional redemption provisions, or must, pursuant to any mandatory redemption provisions, be redeemed;

•	whether such offered debt securities are convertible or exchangeable into our other debt or equity securities or property, and, if so, the terms and conditions upon which such conversion or exchange will be effected;

•	if applicable, the terms and conditions upon which the offered debt securities may be repayable prior to final maturity at the option of the holder (which option may be conditional);

•	the portion of the principal amount of the offered debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	any modifications of or additions to our events of default or covenants with respect to such offered debt securities;

•	additional provisions, if any, for the defeasance of the offered debt securities;

•	the currency or currencies, including composite currencies, in which principal (and premium, if any) and interest may be payable (which may be other than those in which the offered debt securities are stated to be payable);

•	any index pursuant to which the amount of payments of principal (and premium, if any) or interest may be determined; and

•	any other terms of the offered debt securities. (section 301)

Unless otherwise indicated in the applicable prospectus supplement, the offered debt securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (section 302) No service charge will be made for any transfer or exchange of the offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange. (section 305)

The debt securities are not secured by any of our property or assets.

Certain Restrictions

Support Agreement. We have a support agreement with Caterpillar which provides, among other things, that Caterpillar will:

•	remain directly or indirectly, our sole owner;

•	ensure that we will maintain a tangible net worth of at least $20 million;

•	permit us to use (and we are required to use) the name “Caterpillar” in the conduct of our business; and

•	ensure that we maintain a ratio of earnings and interest expense (as defined in the support agreement) to interest expense of not less than 1.15 to 1.

The indenture provides that we:

•	will observe and perform in all material respects all of our covenants or agreements contained in the support agreement;

•	to the extent possible, will cause Caterpillar to observe and perform in all material respects all covenants or agreements of Caterpillar contained in the support agreement; and

•	will not waive compliance under, amend in any material respect or terminate the support agreement; provided, however, that the support agreement may be amended if that amendment would not have a material adverse effect on the holders of any outstanding debt securities of any series or if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series so affected (voting as a single class) (excluding from the amount so outstanding and from such holders, the holders of such series who are not so affected) shall waive compliance with the provisions of this section insofar as it relates to that amendment. (section 1004)

The support agreement is not a guarantee by Caterpillar of any of our obligations, indebtedness or liabilities.

Restrictions on Liens and Encumbrances. We will not create, assume or guarantee any secured debt without making effective provision for securing the debt securities (and, if we so determine, any other indebtedness of ours or guaranteed by us), equally and ratably with that secured debt. The term “secured debt” means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any of our property of any character. This covenant does not apply to debt secured by:

•	certain mortgages, pledges, liens, security interests or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by us;

•	mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by us;

•	mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time that corporation is merged into or consolidated with us or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us;

•	mortgages, including mortgages, pledges, liens, security interests or encumbrances, on our property in favor of the United States of America, any state thereof or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to those mortgages;

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing four items; or

•	any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by us to one or more of our wholly-owned subsidiaries.

Notwithstanding the above, we may, without securing the debt securities, create, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all secured debt then outstanding (not including secured debt permitted under the foregoing exceptions) at such time does not exceed 5% of our consolidated net tangible assets. (sections 101 and 1005) The indenture provides that we will not consolidate or merge with, and will not convey, transfer or lease our property, substantially as an entirety, to, another corporation if as a result any of our properties or assets would become subject to a lien or mortgage not permitted by the terms of the indenture unless effective provision is made to secure the debt securities equally and ratably with (or prior to) all indebtedness thereby secured. (section 801)

The term “consolidated net tangible assets” means, as of any particular time, the aggregate amount of assets after deducting therefrom (i) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in our and our subsidiaries’ most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.

The term “subsidiary,” as used in this section, means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect directors is owned directly or indirectly by us or by one or more other corporations, more than 50% of the outstanding stock of which is similarly owned or controlled. (section 101)

The Trustee

U.S. Bank Trust National Association serves as trustee under the indenture. Affiliates of the trustee may engage in transactions with and perform services for us and our affiliates in the ordinary course of business. From time to time, affiliates of the trustee may engage in commercial banking transactions with us and our affiliates.

Events of Default and Notices

The following events are defined in the indenture as “events of default” with respect to debt securities of any series:

•	failure to pay principal of or premium, if any, or any additional amounts payable in respect of any principal or premium, if any, on any debt security of that series when due;

•	failure to pay any interest on, or any additional amounts payable in respect of any interest upon, any debt security of that series when due, continued for 60 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•	default in the performance, or breach, of any term or provision of those covenants contained in the indenture that are described under “—Certain Restrictions—Support Agreement”;

•	failure to perform any of our other covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice given to us by the trustee or the holders of at least 25% in principal amount of the debt securities outstanding and affected thereby;

•	Caterpillar or one of its wholly-owned subsidiaries shall at any time fail to own all of the issued and outstanding shares of our capital stock;

•	default in payment of principal in excess of $50,000,000 or acceleration of any indebtedness for money borrowed in excess of $50,000,000 by us (including a default with respect to debt securities of any series other than that series), if such indebtedness has not been discharged or becomes no longer due and payable or such acceleration has not been rescinded or annulled, within 10 days after written notice given to us by the trustee or the holders of at least 10% in principal amount of the outstanding debt securities of that series;

•	certain bankruptcy, insolvency or reorganization events relating to us;

•	certain bankruptcy, insolvency or reorganization events relating to Caterpillar or one of its subsidiaries if those events affect any significant part of our assets or those of any of our subsidiaries; and

•	any other event of default provided with respect to debt securities of that series. (section 501)

If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of any premium due on all of the debt securities of such series, or such lesser amount as may be provided for in the securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul that declaration and its consequences. (section 502)

Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of those original issue discount securities due on acceleration upon the occurrence of an event of default and its continuation.

The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, will give to the holders of debt securities of that series notice of all uncured defaults actually known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, the trustee will be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of debt securities. (section 603)

We will be required to furnish to the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each default. (section 1008)

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee with respect to the debt securities of that series, and to waive certain continuing defaults. (sections 512 and 513)

Under the indenture, record dates may be set for certain actions to be taken by the holders with respect to events of default, declaring an acceleration, or rescission and annulment thereof, the direction of the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee or waiving any continuing default. (sections 501, 502, 512 and 513)

The indenture provides that in case an event of default shall occur and be continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. (section 601) Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee indemnity or security satisfactory to the trustee against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs, which might be incurred by it in compliance with that request. (section 602)

The occurrence of an event of default under the indenture may give rise to a cross-default under other series of debt securities issued under the indenture and other indebtedness of ours which may be outstanding from time to time.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of all series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment (voting together as a single class), provided that no such modification or amendment may, without a consent of each holder of such debt securities affected thereby:

•	change the stated maturity date of the principal of or premium, if any, or any installment of interest, if any, on, or any additional amounts, if any, with respect to, any such debt security;

•	reduce the principal amount of or premium, if any, on or the rate (or modify the calculation of such rate) of interest thereon, or reduce (or change the manner for calculating) the amount payable upon a redemption thereof by us or repayment at the option of the holder, or reduce any additional amounts payable with respect to any debt security or change our obligation to pay additional amounts pursuant to the indenture, or reduce the amount of the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of or premium, if any, or interest, if any, on, or any additional amounts with respect to any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture;

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain continuing defaults; or

•	make any change that adversely affects the right, if any, to convert or exchange any security for shares of common equity or other securities or property in accordance with its terms.

A record date may be set for certain actions of the holders with respect to consenting to any amendment. (section 104)

Certain modifications and amendments of the indenture may be made by us and the trustee without the holders of outstanding debt securities consenting. (section 901) These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

The holders of not less than a majority in aggregate principal amount of all outstanding debt securities issued under the indenture which are affected thereby may prospectively waive our compliance with certain restrictive provisions of the indenture. (section 1007) The holders of at least a majority in aggregate principal amount of each series of the outstanding debt securities issued under the indenture may, on behalf of the holders of all outstanding debt securities of that series, waive any continuing default under the indenture with respect to that series, except a continuing default in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any outstanding debt securities of that series, or in the case of any securities which are convertible into or exchangeable for common equity or other securities or property, a continuing default in any such conversion or exchange, or in respect of an indenture covenant which cannot be modified or amended without the consent of each holder of such debt securities. (section 513)

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, a debt security will not be “outstanding” if (i) it has been surrendered for cancellation; (ii) we have deposited or set aside, in trust for its holder, money for its payment or redemption; (iii) the security has been paid by us pursuant to the indenture or exchanged for other debt securities; or (iv) we or one of our affiliates own the security.

The indenture also provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•	the principal amount of an original issue discount security that may be counted in making such determination and that will be deemed to be outstanding will be the equal to the amount of the principal thereof that pursuant to the terms of such original issue discount security would be due and payable prior to its stated maturity at the time of that determination upon acceleration of the maturity thereof; and

•	the principal amount of a debt security denominated in a foreign currency that may be counted in making such determination and that shall be deemed outstanding for such purposes shall be the dollar equivalent, determined on the date of original issuance of such security of the principal amount (or, in the case of an original issue discount security, the dollar equivalent on the date of the amount as provided in the first item above). (section 101)

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon our direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the indenture, including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our obligation to pay additional amounts in respect of such debt securities to the extent described below, when:

•	either

(A)	all outstanding debt securities of that series have been delivered to the trustee for cancellation subject to exceptions; or

(B)	all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts and (y) the amount of any additional amounts which are or will be payable is at the time of deposit determinable by us, in the exercise of our reasonable discretion, those additional amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the stated maturity or redemption date of the debt securities of that series, as the case may be;

(C)	we have paid all other sums payable under the indenture with respect to the debt securities of that series (including amounts payable to the trustee); and

(D)	the trustee has received an officer’s certificate and an opinion of counsel from us to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been complied with.

If the debt securities of any series provide for the payment of additional amounts, we will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above. (section 401)

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A) the obligation to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below;

(B) the obligation to maintain an office or agent in The City of New York in respect of those debt securities;

(C) the obligation to hold moneys for payment in respect of those debt securities in trust; and

(D) the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; or

•	to be released from its obligations with respect to those debt securities under (A) the covenant described above under “—Certain Restrictions—Restrictions on Liens and Encumbrances” and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of additional amounts and (y) the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our reasonable discretion, the additional amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

•	in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel confirming that:

(A)	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•	in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	if the cash and/or government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

•	no event of default or default which with notice or lapse of time or both would become an event of default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no event of default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or default which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing during the period ending on and including the 91st day after the date of the deposit into trust; and

•	we shall have delivered to the trustee an officer’s certificate and opinion of counsel to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been complied with. (section 402)

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indenture is, and, unless otherwise indicated in a prospectus supplement, the debt securities will be, governed by and construed in accordance with the laws of the State of New York. (section 113)

Plan of Distribution

We may sell the debt securities:

•	through underwriters or agents; or

•	directly to one or more purchasers.

We will describe in a prospectus supplement the particular terms of the offering of the debt securities, including the following:

•	the names of any underwriters or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any securities exchanges on which the securities of the series may be listed.

Underwriters or agents may offer and sell the debt securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the debt securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The debt securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in those debt securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

Any underwriters or agents participating in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts and commissions they receive and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters or agents to indemnify them against or provide contribution toward certain civil liabilities, including liabilities under the Securities Act.

In addition, certain of the underwriters or agents and their associates may be customers of, engage in transactions with, lend money to or perform services for us in the ordinary course of their businesses.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $22.4 million.

Validity of Debt Securities We May Offer

The validity of the debt securities will be passed upon for us by our counsel, Sidley Austin LLP, New York, New York, and, unless otherwise indicated in a prospectus supplement relating to the offered debt securities, by Sullivan & Cromwell LLP, New York, New York, counsel for the underwriters or agents.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We and Caterpillar each file annual, quarterly and current reports, proxy statements (Caterpillar only) and other information with the SEC. Our SEC filings (file number 001-11241) and the filings of Caterpillar (file number 001-00768) are available to the public at the SEC’s website at http://www.sec.gov. Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports filed or furnished with the SEC are available free of charge through Caterpillar’s website (www.caterpillar.com/secfilings) as soon as reasonably practicable after filing with the SEC. None of the information contained at any time on either our website or Caterpillar’s website is incorporated by reference into this prospectus. You may also obtain and review the reports and other information concerning us at the offices of the New York Stock Exchange.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 13, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2026 and February 24, 2026; and

•	any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until such time as all of the debt securities covered by this prospectus have been sold.

We are not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

Each of these documents is available through the SEC’s website. In addition, copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to these reports filed with or furnished to the SEC are available free of charge through Caterpillar’s website (www.caterpillar.com/secfilings). None of the information contained at any time on our website or Caterpillar’s website is incorporated by reference into this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

Caterpillar Financial Services Corporation
Attention: Legal Department
2120 West End Avenue
Nashville, Tennessee 37203-0001
Telephone: 615-341-1000

You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and any accompanying prospectus supplement or any sale of the debt securities. Updated information with respect to the matters discussed in this prospectus and any accompanying prospectus supplement may be provided in the future by means of appendices or supplements to this prospectus and any accompanying prospectus supplement or other documents including those incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of estimated expenses of Caterpillar Financial Services Corporation, or Caterpillar Financial, in connection with the issue of debt securities. All amounts are estimates.

SEC Registration Fee	$8,286,000
Rating Agency Fees	9,800,000
Trustee Fees and Expenses	1,000,000
Printing Expenses	100,000
Accounting Fees and Expenses	1,000,000
Legal Fees and Expenses	2,200,000
Miscellaneous Expenses	60,000
Total	$22,446,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

The bylaws of Caterpillar provide that Caterpillar shall indemnify any person who is or was serving at its request as a director or officer of another corporation or enterprise to the fullest extent permitted by Delaware law. The indemnification provisions contained in the bylaws of Caterpillar are not exclusive of any other rights to which a person may be entitled by law, agreement or otherwise.

Insurance carried by Caterpillar provides (within limits and subject to certain exclusions) for reimbursement of amounts which (a) Caterpillar or Caterpillar Financial may be required or permitted to pay as indemnities to Caterpillar Financial’s directors or officers for claims made against them, and (b) individual directors, officers and certain employees of Caterpillar Financial may become legally obligated to pay as the result of acts committed by them while acting in their corporate or fiduciary capacities.

The Distribution Agreement, Selling Agent Agreement and Underwriting Agreement, forms of which are filed as Exhibits 1.1, 1.2 and 1.3, respectively, to this registration statement, each provide for the indemnification of officers and directors of Caterpillar Financial under certain limited circumstances.

Item 16. Exhibits

Exhibit Number	Exhibit
1.1	Form of Distribution Agreement.
1.2	Form of Underwriting Agreement.*
4.1	Indenture, dated as of March 29, 2023, between Caterpillar Financial and U.S. Bank Trust National Association, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial’s Form S-3ASR, dated March 29, 2023).
4.6	Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar (incorporated by reference from Exhibit 4.2 to Caterpillar Financial’s Form 10, as amended, File No. 0-13295).
4.7	First Amendment to the Support Agreement dated June 14, 1995, between Caterpillar Financial and Caterpillar (incorporated by reference from Exhibit 4 to Caterpillar Financial’s Current Report on Form 8-K, dated June 15, 1995).
4.8	Form of Medium-Term Note (Fixed Rate).
4.9	Form of Medium-Term Note (Floating Rate).
4.10	Form of Global Note.*
5.1	Opinion of Sidley Austin LLP as to the validity of the Debt Securities.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).
24	Powers of Attorney (included on signature page).
25	Form T-1 Statement of Eligibility of U.S. Bank Trust National Association.
107	Filing Fee Exhibit.

*       To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17. Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 27th day of March 2026.

Caterpillar Financial Services Corporation (Registrant)

	By:	/s/ James M. Rooney
James M. Rooney, Secretary

Dated: March 27, 2026

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David T. Walton, Andrew R.J. Bonfield, Kristen R. Covey, Daniel R. Court and James M. Rooney, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Date	Signature	Title
March 27, 2026	/s/ David T. Walton
	David T. Walton	President, Director and Chief Executive Officer

March 27, 2026	/s/ Andrew R.J. Bonfield
	Andrew R.J. Bonfield	Director

March 27, 2026	/s/ Kristen R. Covey
	Kristen R. Covey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

March 27, 2026	/s/ Daniel R. Court
	Daniel R. Court	Controller (Principal Accounting Officer)

March 27, 2026	/s/ James M. Rooney
	James M. Rooney	Secretary